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                        AGREEMENT AND PLAN OF MERGER


                        Dated as of January 12, 1999


                                By and Among


                         LUCENT TECHNOLOGIES INC.,


                             DASHER MERGER INC.


                                    And


                        ASCEND COMMUNICATIONS, INC.








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







                             TABLE OF CONTENTS
                                                                       Page

                                 ARTICLE I

                                 The Merger

SECTION 1.01.  The Merger........................................       2
SECTION 1.02.  Closing...........................................       2
SECTION 1.03.  Effective Time....................................       2
SECTION 1.04.  Effects of the Merger.............................       2
SECTION 1.05.  Certificate of Incorporation and By-laws..........       2
SECTION 1.06.  Board of Directors and Officers...................       3


                                 ARTICLE II

              Effect of the Merger on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock...........................       3
               (a) Capital Stock of Sub .........................       3
               (b) Cancelation of Treasury Stock and
                         Lucent-Owned Stock......................       3
               (c) Conversion of Ascend Common Stock.............       3
               (d) Anti-Dilution Provisions......................       4
SECTION 2.02.  Exchange of Certificates..........................       4
               (a) Exchange Agent................................       4
               (b) Exchange Procedures...........................       4
               (c) Distributions with Respect to
                         Unexchanged Shares......................       5
               (d) No Further Ownership Rights in Ascend
                         Common Stock............................       6
               (e) No Fractional Shares..........................       6
               (f) Termination of Exchange Fund..................       8
               (g) No Liability..................................       8
               (h) Investment of Exchange Fund...................       8
               (i) Lost Certificates.............................       8


                                ARTICLE III

                       Representations and Warranties

SECTION 3.01.  Representations and Warranties of Ascend..........       9
SECTION 3.02.  (a) Organization, Standing and Corporate
                         Power...................................       9
               (b) Subsidiaries..................................      10
               (c) Capital Structure.............................      10
               (d) Authority; Noncontravention...................      12

               (e) SEC Documents; Undisclosed
                         Liabilities.............................      14
               (f) Information Supplied..........................      15
               (g) Absence of Certain Changes or Events..........      15
               (h) Litigation....................................      16
               (i) Compliance with Applicable Laws...............      17
               (j) Absence of Changes in Benefit Plans...........      18
               (k) ERISA Compliance..............................      18
               (l) Taxes.........................................      20
               (m) Voting Requirements...........................      22
               (n) State Takeover Statutes.......................      22
               (o) Accounting Matters............................      22
               (p) Brokers.......................................      22
               (q) Opinion of Financial Advisor..................      23
               (r) Intellectual Property; Year 2000..............      23
               (s) Certain Contracts.............................      24

SECTION 3.02.  Representations and Warranties of Lucent
                         and Sub.................................      24
               (a) Organization, Standing and Corporate
                         Power...................................      25
               (b) Capital Structure.............................      25
               (c) Authority; Noncontravention...................      26
               (d) SEC Documents; Undisclosed
                         Liabilities ............................      28
               (e) Information Supplied..........................      29
               (f) Absence of Certain Changes or Events..........      29
               (g) Litigation....................................      30
               (h) Compliance with Applicable Laws...............      30
               (i) Taxes.........................................      31
               (j) Voting Requirements...........................      32
               (k) Accounting Matters............................      32
               (l) Brokers.......................................      32
               (m) Opinion of Financial Advisor..................      32
               (n) Interim Operations of Sub ....................      32

                                ARTICLE IV

                 Covenants Relating to Conduct of Business

SECTION 4.01.  Conduct of Business...............................      33
               (a) Conduct of Business by Ascend.................      33
               (b) Conduct of Business by Lucent.................      36
               (c) Other Actions.................................      36
               (d) Advice of Changes.............................      37
SECTION 4.02.  No Solicitation by Ascend.........................      37


                                 ARTICLE V

                           Additional Agreements

SECTION 5.01.  Preparation of the Form S-4 and the Ascend
                    Proxy Statement; Ascend Stockholders
                    Meeting.......................................     40
SECTION 5.02.  Letters of Ascend's Accountants....................     41
SECTION 5.03.  Letters of Lucent's Accountants....................     41
SECTION 5.04.  Access to Information; Confidentiality.............     42
SECTION 5.05.  Commercially Reasonable Best Efforts...............     42
SECTION 5.06.  Stock Options......................................     43
SECTION 5.07.  Ascend Stock Plans.................................     45
SECTION 5.08   Employee Benefit Plans; Existing Agreements........     45
SECTION 5.09.  Indemnification, Exculpation and
                    Insurance.....................................     46
SECTION 5.10.  Fees and Expenses..................................     48
SECTION 5.11.  Public Announcements...............................     49
SECTION 5.12.  Affiliates.........................................     50
SECTION 5.13.  NYSE Listing.......................................     50
SECTION 5.14.  Stockholder Litigation.............................     50
SECTION 5.15.  Tax Treatment......................................     50
SECTION 5.16.  Pooling of Interests...............................     51

                                 ARTICLE VI

                            Conditions Precedent

SECTION 6.01.  Conditions to Each Party's Obligation To
                    Effect the Merger.............................     51
               (a) Ascend Stockholder Approval....................     51
               (b) HSR Act........................................     51
               (c) No Litigation..................................     51
               (d) Form S-4.......................................     51
               (e) NYSE Listing...................................     52
               (f) Pooling Letters................................     52
SECTION 6.02.  Conditions to Obligations of Lucent and Sub........     52
               (a) Representations and Warranties.................     52
               (b) Performance of Obligations of Ascend...........     52
               (c) Tax Opinions...................................     52
SECTION 6.03.  Conditions to Obligations of Ascend................     53
               (a) Representations and Warranties.................     53
               (b) Performance of Obligations of Lucent
                     and Sub......................................     53
               (c) Tax Opinions...................................     53
SECTION 6.04.  Frustration of Closing Conditions..................     53


                                ARTICLE VII

                     Termination, Amendment and Waiver

SECTION 7.01.  Termination........................................     54
SECTION 7.02.  Effect of Termination..............................     55
SECTION 7.03.  Amendment..........................................     55
SECTION 7.04.  Extension; Waiver..................................     55
SECTION 7.05.  Procedure for Termination, Amendment,
                    Extension or Waiver...........................     56


                                ARTICLE VIII

                             General Provisions

SECTION 8.01.  Nonsurvival of Representations and
                    Warranties....................................    56
SECTION 8.02.  Notices............................................    56
SECTION 8.03.  Definitions........................................    57
SECTION 8.04.  Interpretation.....................................    59
SECTION 8.05.  Counterparts.......................................    59



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SECTION 8.06.  Entire Agreement; No Third-Party
                    Beneficiaries..................................   59
SECTION 8.07.  Governing Law.......................................   60
SECTION 8.08.  Assignment..........................................   60
SECTION 8.09.  Enforcement.........................................   60
SECTION 8.10.  Headings............................................   60
SECTION 8.11.  Severability........................................   61



Annex I        Index of Defined Terms

Exhibit A      Certificate of Incorporation of Surviving
               Corporation


Exhibit B      Form of Affiliate Letter






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                                                             CONFORMED COPY




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                                   AGREEMENT AND PLAN OF MERGER (this
                              "Agreement") dated as of January 12, 1999, among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), DASHER MERGER INC., a Delaware corporation and a wholly owned subsidiary of Lucent ("Sub"), and ASCEND COMMUNICATIONS, INC., a Delaware corporation ("Ascend").


          WHEREAS the respective Boards of Directors of Lucent, Sub and Ascend have approved and declared advisable this Agreement and the merger of Sub with and into Ascend (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of Ascend ("Ascend Common Stock"), other than shares owned by Lucent, Sub or Ascend, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c));

          WHEREAS the respective Boards of Directors of Lucent, Sub and Ascend have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

          WHEREAS Lucent, Sub and Ascend desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitutes a plan of reorganization;

          WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

          WHEREAS, immediately following the execution and delivery of this Agreement, Ascend and Lucent will enter into a stock option agreement (the "Option Agreement"), pursuant to which Ascend will grant Lucent the option to purchase shares of Ascend Common Stock, upon the terms and subject to the conditions set forth therein.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                 ARTICLE I

                                 The Merger

          SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into Ascend at the Effective Time (as defined in Section 1.03). Following the Effective Time, Ascend shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

          SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

          SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent date or time as Lucent and Ascend shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

          SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

          SECTION 1.05. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of Ascend, as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit A hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06. Board of Directors and Officers. (a) The directors of Sub immediately prior to the Effective Time shall be directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          (b) The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or their respective successors are duly elected and qualified, as the case may be.


                                 ARTICLE II

              Effect of the Merger on the Capital Stock of the
             Constituent Corporations; Exchange of Certificates

          SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Ascend Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into one share of common stock of the Surviving Corporation.

          (b) Cancelation of Treasury Stock and Lucent-Owned Stock. Each share of Ascend Common Stock that is owned by Ascend, Sub or Lucent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Ascend Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Ascend Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive 0.825 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $.01 per share, of Lucent ("Lucent Common Stock") (the "Merger Consideration"). As of the Effective Time, all such shares of Ascend Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Ascend Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Lucent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d) Anti-Dilution Provisions. In the event Lucent changes (or establishes a record date for changing) the number of shares of Lucent Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Lucent Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares of similar transaction.

          SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Lucent shall enter into an agreement with such bank or trust company as may be designated by Lucent (the "Exchange Agent"), which shall provide that Lucent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Ascend Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Lucent Common Stock (such shares of Lucent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.02(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Lucent Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Ascend Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Ascend Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Lucent and Ascend may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall receive in exchange therefor a certificate representing that number of whole shares of Lucent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of Lucent Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Ascend Common Stock which is not registered in the transfer records of Ascend, a certificate representing the proper number of shares of Lucent Common Stock may be issued to a person (as defined in Section 8.03) other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Lucent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Lucent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and any cash in lieu of fractional shares of Lucent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with this Section 2.02. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Lucent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Lucent Common

Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Lucent Common Stock shall be paid by Lucent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Lucent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Lucent Common Stock, and the amount of any cash payable in lieu of a fractional share of Lucent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Lucent Common Stock.

          (d) No Further Ownership Rights in Ascend Common Stock. All shares of Lucent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Ascend Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Ascend on such shares of Ascend Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Ascend Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

          (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Lucent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Lucent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Lucent.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Lucent Common Stock delivered to the Exchange Agent by Lucent pursuant to Section 2.02(a) over (B) the aggregate number of whole shares of Lucent Common Stock to be distributed to former holders of Ascend Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of former stockholders of Ascend, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Section 2.02(e)(iii).

          (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Ascend Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). Ascend shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Ascend Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Ascend Common Stock is entitled (after taking into account all shares of Ascend Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Ascend Common Stock are entitled.

          (iv) Notwithstanding the provisions of Section 2.02(e)(ii) and
(iii), Lucent may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Ascend Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Ascend Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Lucent Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

          (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Ascend Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Ascend Common Stock subject to and in accordance with the terms of Section 2.02(c).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for twelve months after the Effective Time shall be delivered to Lucent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Lucent for payment of their claim for Merger Consideration, any dividends or distributions with respect to Lucent Common Stock and any cash in lieu of fractional shares of Lucent Common Stock.

          (g) No Liability. None of Lucent, Sub, Ascend or the Exchange Agent shall be liable to any person in respect of any shares of Lucent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Lucent Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Lucent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Lucent.

          (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Lucent, the posting by such person of a bond in such reasonable amount as Lucent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Lucent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.


                                ARTICLE III

                       Representations and Warranties

          SECTION 3.01. Representations and Warranties of Ascend. Except as disclosed in the Ascend Filed SEC Documents (as defined in Section 3.01(g)) or as set forth on the Disclosure Schedule delivered by Ascend to Lucent prior to the execution of this Agreement (the "Ascend Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Ascend represents and warrants to Lucent and Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of Ascend and its subsidiaries (as defined in Section 8.03) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect (as defined in Section 8.03) on Ascend. Each of Ascend and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect on Ascend. Ascend has made available to Lucent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

          (b) Subsidiaries. Exhibit 21 to Ascend's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 includes all the subsidiaries of Ascend which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Ascend, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests except restrictions under applicable law.

          (c) Capital Structure. The authorized capital stock of Ascend consists of 400,000,000 shares of Ascend Common Stock and 2,000,000 shares of preferred stock, par value $.001 per share, of Ascend ("Ascend Authorized Preferred Stock"). At the close of business on January 4, 1999, (i) 220,265,072 shares of Ascend Common Stock were issued and outstanding; (ii) 800 shares of Ascend Common Stock were held by Ascend in its treasury; (iii) no shares of Ascend Authorized Preferred Stock were issued and outstanding; and (iv) 73,872,241 shares of Ascend Common Stock were reserved for issuance pursuant to the Ascend Communications, Inc. 1998 Stock Incentive Plan, the Ascend Communications, Inc. 1996 Restricted Stock Plan, the Ascend Communications, Inc. 1994 Outside Directors Stock Option Plan, the Ascend Communications, Inc. 1994 Stock Purchase Plan, the Ascend Communications, Inc. Amended and Restated 1989 Stock Option Plan, the Cascade Communications Corp. Amended and Restated 1991 Stock Plan, the Cascade Communications Corp. 1994 Non-Employee Director Stock Option Plan, the Stratus Computer, Inc. Amended and Restated Employee Stock Purchase Plan, the Stratus Computer, Inc. Amended and Restated 1983 Stock Option Plan, the Stratus Computer, Inc. Restricted Non-Qualified Stock Option Plan, the Stratus Computer, Inc. Stock Option Plan (January 1993), the Stratus Computer, Inc. 1997 Non-Qualified Stock Option Plan, the Stoneybrook, Inc. 1992 Stock Incentive Plan, the Whitetree, Inc. 1993 Incentive Plan, the NetStar, Inc. Stock Option Incentive Plan

     (1992), the Morning Star Technologies, Inc. Plan, the Concert Communications Corporation 1995 Stock Option Plan and the Sahara Networks, Inc. 1995 Stock Plan (such plans, collectively, the "Ascend Stock Plans") (of which 39,171,557 are subject to outstanding Ascend Stock Options (as defined below)). Except as set forth above, at the close of business on January 4, 1999, no shares of capital stock or other voting securities of Ascend were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARs") or rights (other than the Ascend Stock Options) to receive shares of Ascend Common Stock on a deferred basis granted under the Ascend Stock Plans or otherwise. Ascend has delivered to Lucent a complete and correct list, as of January 4, 1999, of the number of shares of Ascend Common Stock subject to outstanding stock options or other rights to purchase or receive Ascend Common Stock granted under the Ascend Stock Plans (collectively, "Ascend Stock Options") and the exercise prices thereof. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Ascend having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Ascend may vote are issued or outstanding. All outstanding shares of capital stock of Ascend are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c) and except for changes since January 4, 1999 resulting from the issuance of shares of Ascend Common Stock pursuant to the Ascend Stock Options outstanding as of January 4, 1999, and pursuant to the Ascend Stock Options issued after the date hereof as expressly permitted by the terms of this Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Ascend, (B) any securities of Ascend convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Ascend, (C) any warrants, calls, options or other rights to acquire from Ascend or any Ascend subsidiary, and no obligation of Ascend or any Ascend subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Ascend and (y) as of the close of business on January 4, 1999, there are not any outstanding obligations of Ascend or any Ascend subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Ascend is not a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of Ascend or any Ascend subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Ascend subsidiary, (B) warrants, calls, options or other rights to acquire from Ascend or any Ascend subsidiary, and no obligation of Ascend or any Ascend subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Ascend subsidiary or (C) obligations of Ascend or any Ascend subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Ascend subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the Ascend subsidiaries, Ascend does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

          (d) Authority; Noncontravention. Ascend has all requisite corporate power and authority to enter into this Agreement and, subject to the Ascend Stockholder Approval (as defined in Section 3.01(m)), to consummate the transactions contemplated by this Agreement. Ascend has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by Ascend and the consummation by Ascend of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of Ascend, subject, in the case of the Merger, to the Ascend Stockholder Approval. This Agreement and the Option Agreement have been duly executed and delivered by Ascend and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute legal, valid and binding obligations of Ascend, enforceable against Ascend in accordance with their terms. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Ascend or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Ascend or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Ascend or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Ascend or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not (x) reasonably likely to have a material adverse effect on Ascend or (y) reasonably likely to impair the ability of Ascend to perform its obligations under this Agreement or the Option Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to Ascend or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement by Ascend or the consummation by Ascend of the transactions contemplated by this Agreement or the Option Agreement, except for (1) the filing of a premerger notification and report form by Ascend under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable filings and approvals under similar foreign antitrust laws and regulations; (2) the filing with the SEC of
     (A) a proxy statement relating to the Ascend Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, as amended or supplemented from time to time, the "Ascend Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated by this

     Agreement and the Option Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Ascend is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of The Nasdaq National Market ("Nasdaq") to permit the shares of Ascend Common Stock that are to be issued pursuant to the Option Agreement to be listed on Nasdaq; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to have a material adverse effect on Ascend.

          (e) SEC Documents; Undisclosed Liabilities. Ascend has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1997 (the "Ascend SEC Documents"). As of their respective dates, the Ascend SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Ascend SEC Documents, and none of the Ascend SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Ascend SEC Document has been revised or superseded by a later filed Ascend SEC Document, none of the Ascend SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Ascend included in the Ascend SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Ascend and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, neither Ascend nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a material adverse effect on Ascend.

          (f) Information Supplied. None of the information supplied or to be supplied by Ascend specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Lucent in connection with the issuance of Lucent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Ascend Proxy Statement will, at the date it is first mailed to Ascend's stockholders or at the time of the Ascend Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Ascend Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Ascend with respect to statements made or incorporated by reference therein based on information supplied by Lucent specifically for inclusion or incorporation by reference in the Ascend Proxy Statement.

          (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby and except as disclosed in the Ascend SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Ascend Filed SEC Documents"), since September 30, 1998, Ascend and its subsidiaries have conducted their business only in the ordinary course, and there has not been (1) any material adverse change (as defined in Section 8.03) in Ascend, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Ascend's capital stock, (3) any split, combination or reclassification of any of Ascend's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Ascend's capital stock, except for issuances of Ascend Common Stock upon the exercise of Ascend Stock Options under the Ascend Stock Plans, in each case awarded prior to the date hereof in accordance with their present terms, (4) (A) any granting by Ascend or any of its subsidiaries to any current or former director, executive officer or other key employee of Ascend or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Ascend Filed SEC Documents, (B) any granting by Ascend or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business consistent with past practice, (C) any entry by Ascend or any of its subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, or (D) any amendment to, or modification of, any Ascend Stock Option, (5) except insofar as may have been required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Ascend materially affecting its assets, liabilities or business or (6) any tax election that individually or in the aggregate is reasonably likely to have a material adverse effect on Ascend or any of its tax attributes or any settlement or compromise of any material income tax liability.

          (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Ascend, threatened against or affecting Ascend or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Ascend nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Ascend or any of its subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a material adverse effect on Ascend; provided that for purposes of this paragraph (h) any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a material adverse effect on Ascend if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, the Option Agreement or the transactions contemplated hereby or thereby.

          (i) Compliance with Applicable Laws. Ascend, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Ascend and its subsidiaries (the "Ascend Permits"), except where the failure to have any such Ascend Permits individually or in the aggregate is not reasonably likely to have a material adverse effect on Ascend. Ascend and its subsidiaries are in compliance with the terms of the Ascend Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a material adverse effect on Ascend. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Ascend or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge (as defined in Section 8.03) of Ascend, threatened, other than, in each case, those the outcome of which individually or in the aggregate are not (i) reasonably likely to have a material adverse effect on Ascend or (ii) reasonably likely to impair the ability of Ascend to perform its obligations under this Agreement or the Option Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreement; provided that -------- for purposes of this paragraph (i) any such action, demand, requirement or investigation or any such suit, action or proceeding arising after the date hereof shall not be deemed to have a material adverse effect on Ascend if and to the extent such action, demand, requirement or investigation or such suit, action or proceeding (or any relevant part thereof) is based on this Agreement, the Option Agreement or the transactions contemplated hereby or thereby.

          (j) Absence of Changes in Benefit Plans. Since the date of the most recent audited financial statements included in the Ascend Filed SEC Documents, there has not been any adoption or amendment in any material respect by Ascend or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Ascend or any of its wholly owned subsidiaries (collectively, the "Ascend Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Ascend pension plans, or any change in the manner in which contributions to any Ascend pension plans are made or the basis on which such contributions are determined.

          (k) ERISA Compliance. (i) With respect to the Ascend Benefit Plans, no event has occurred and, to the knowledge of Ascend, there exists no condition or set of circumstances, in connection with which Ascend or any of its subsidiaries could be subject to any liability that individually or in the aggregate is reasonably likely to have a material adverse effect on Ascend under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

          (ii) Each Ascend Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Ascend Benefit Plan that individually or in the aggregate are not reasonably likely to have a material adverse effect on Ascend. Ascend, its subsidiaries and all the Ascend Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a material adverse effect on Ascend. Each Ascend Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Ascend Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Ascend, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Ascend Benefit Plan or the exempt status of any such trust. There are no pending or, to the knowledge of Ascend, threatened lawsuits, claims, grievances, investigations or audits of any Ascend Benefit Plan that, individually or in the aggregate, are reasonably likely to have a material adverse effect on Ascend.

          (iii) Neither Ascend nor any of its subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Ascend Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of Ascend, there are not any facts or circumstances that are reasonably likely to materially change the funded status of any Ascend Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Ascend Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          (iv) Ascend and its subsidiaries are in compliance with all federal, state and local requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a material adverse effect on Ascend. Neither Ascend nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Ascend or any of its subsidiaries and no collective bargaining agreement is being negotiated by Ascend or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Ascend or any of its subsidiaries pending or, to the knowledge of Ascend, threatened which may interfere with the respective business activities of Ascend or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate is not reasonably likely to have a material adverse effect on Ascend. As of the date of this Agreement, to the knowledge of Ascend, none of Ascend, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective business of Ascend or any of its subsid iaries, and there is no charge or complaint against Ascend or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a material adverse effect on Ascend.

          (v) No employee of Ascend will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Ascend Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreement. No amount payable, or economic benefit provided, by Ascend or its subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under
     Section 280G of the Code. No person is entitled to receive any additional payment from Ascend or its subsidiaries or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of
     Section 4999 of the Code is imposed on such person. The Board of Directors of Ascend or any of its subsidiaries has not granted to any person any right to receive any Parachute Gross-Up Payment.

          (l) Taxes. (i) Each of Ascend and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a material adverse effect on Ascend. Ascend and each of its subsidiaries has paid (or Ascend has paid on its behalf) all taxes (as defined in Section 3.01(l)(vi)) shown as due on such returns, and the most recent financial statements contained in the Ascend Filed SEC Documents reflect an adequate reserve for all taxes payable by Ascend and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Ascend or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a material adverse effect on Ascend. The federal income tax returns of Ascend and each of its subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

          (iii) Neither Ascend nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (iv) The Ascend Benefit Plans and other Ascend employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under Section 162(m) of the Code for employee remuneration will not apply to any amounts paid or payable by Ascend or any of its subsidiaries under any such plan or arrangement and, to the knowledge of Ascend, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts.

          (v) Neither Ascend nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (vi) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

          (m) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Ascend Common Stock at the Ascend Stockholders Meeting to adopt this Agreement (the "Ascend Stockholder Approval") is the only vote of the holders of any class or series of Ascend's capital stock necessary to approve and adopt this Agreement, the Option Agreement and the transactions contemplated hereby and thereby.

          (n) State Takeover Statutes. The Board of Directors of Ascend (including the disinterested directors thereof) has unanimously approved the terms of this Agreement and the Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement and the Option Agreement by the Ascend Board of Directors under the provisions of Section 203 of the DGCL and represents all the action necessary to ensure that such Section 203 does not apply to Lucent in connection with the Merger and the other transactions contemplated by this Agreement and by the Option Agreement. To the knowledge of Ascend, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreement.

          (o) Accounting Matters. Neither Ascend nor any of its affiliates (as defined in Section 8.03) has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (p) Brokers. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by Ascend, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of Ascend. Ascend has furnished to Lucent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

          (q) Opinion of Financial Advisor. Ascend has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of shares of Ascend Common Stock (other than Lucent and its affiliates), a signed copy of which opinion has been or will promptly be delivered to Lucent.

          (r) Intellectual Property; Year 2000. (i) Ascend and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") which are material to the conduct of the business of Ascend and its subsidiaries.

          (ii) To the knowledge of Ascend, neither Ascend nor any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other person, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a material adverse effect on Ascend. Neither Ascend nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that Ascend or any such subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To Ascend's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of Ascend or any of its subsidiaries, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a material adverse effect on Ascend.

          (iii) As the business of Ascend and its subsidiaries is presently conducted and without giving effect to any changes with respect thereto that may be made by Lucent, to Ascend's knowledge, Lucent's use of the Intellectual Property Rights which are material to the conduct of the business of Ascend and its subsidiaries taken as a whole will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights of any other person.

          (iv) Ascend has implemented a program directed at ensuring that its and its subsidiaries' products (including prior and current products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of (i) operating in the same manner on dates in both the Twentieth and Twenty-First centuries and (ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all non-Ascend products (e.g., hardware, software and firmware) material to the conduct of the business of Ascend and used in or in combination with Ascend's products, exchange data with Ascend's products in the same manner on dates in both the Twentieth and Twenty- First centuries. Ascend has taken the steps as set forth in Section 3.01(r) of the Ascend Disclosure Schedule to assure that the year 2000 date change will not adversely affect the systems and facilities that support the operations of Ascend and its subsidiaries, except as is not reasonably likely to have a material adverse effect on Ascend.

          (s) Certain Contracts. Neither Ascend nor any of its subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Ascend and its subsidiaries, taken as a whole, is conducted.

          SECTION 3.02. Representations and Warranties of Lucent and Sub. Except as disclosed in the Lucent Filed SEC Documents (as defined in Section 3.02(f)) or as set forth on the Disclosure Schedule delivered by Lucent to Ascend prior to the execution of this Agreement (the "Lucent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Lucent and Sub represent and warrant to Ascend as follows:

          (a) Organization, Standing and Corporate Power. Each of Lucent, Sub and their subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect on Lucent. Each of Lucent and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a material adverse effect on Lucent. Lucent has made available to Ascend prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Sub, in each case as amended to date.

          (b) Capital Structure. The authorized capital stock of Lucent consists of 3,000,000,000 shares of Lucent Common Stock and 250,000,000 shares of preferred stock, par value $1.00 per share, of Lucent ("Lucent Authorized Preferred Stock"), of which 7,500,000 shares have been designated Series A Junior Participating Preferred Stock (the "Lucent Junior Preferred Stock"). At the close of business on November 30, 1998, (i) 1,318,615,011 shares of Lucent Common Stock were issued and outstanding, (ii) approximately 105,351,000 shares of Lucent Common Stock were reserved for issuance pursuant to outstanding stock options or other rights to purchase or receive Lucent Common Stock granted under the 1996 Long Term Incentive Program, the 1997 Long Term Incentive Plan, the Global Founders Grant, the 1998 Global Ownership Grant and various plans of companies acquired by Lucent (such plans, collectively, the "Lucent Stock Plans"), (iii) no shares of Lucent Junior Preferred Stock were issued and outstanding and (iv) other than the Lucent Junior Preferred Stock, no other shares of Lucent Authorized Preferred Stock have been designated or issued. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Lucent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Lucent may vote are issued or outstanding. All outstanding shares of capital stock of Lucent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Lucent has made available to Ascend a complete and correct copy of the Rights Agreement dated as of April 4, 1996, as amended (the "Lucent Rights Agreement") between Lucent and The Bank of New York, as Rights Agent, relating to rights ("Lucent Rights") to purchase Lucent Junior Preferred Stock.

          (c) Authority; Noncontravention. Each of Lucent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Lucent has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Lucent and Sub, and the execution and delivery of the Option Agreement by Lucent, and the consummation by Lucent and Sub of the transactions contemplated by this Agreement and the consummation by Lucent of the transactions contemplated by the Option Agreement have been duly authorized by all necessary corporate action on the part of Lucent and Sub, as applicable. This Agreement has been duly executed and delivered by Lucent and Sub and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of Lucent and Sub, enforceable against each of them in accordance with its terms. The Option Agreement has been duly executed and delivered by Lucent, and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of Lucent, enforceable against Lucent in accordance with its terms. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Lucent or Sub or any of Lucent's other subsidiaries under, (i) the certificate of incorporation or by-laws of Lucent or Sub or the comparable organizational documents of any of Lucent's other subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Lucent or Sub or any of Lucent's other subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lucent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses
     (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not (x) reasonably likely to have a material adverse effect on Lucent or (y) reasonably likely to impair the ability of Lucent or Sub to perform its obligations under this Agreement or, in the case of Lucent, to perform its obligations under the Option Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Lucent or Sub or any of Lucent's other subsidiaries in connection with the execution and delivery of this Agreement by Lucent and Sub or the execution and delivery of the Option Agreement by Lucent or the consummation by Lucent and Sub of the transactions contemplated by this Agreement or the consummation by Lucent of the transactions contemplated by the Option Agreement, except for (1) the filing of a premerger notification and report form by Lucent under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations; (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement;
     (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Lucent is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE to permit the shares of Lucent Common Stock that are to be issued in the Merger to be listed on the NYSE; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to have a material adverse effect on Lucent.

          (d) SEC Documents; Undisclosed Liabilities. Lucent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since October 1, 1997 (the "Lucent SEC Documents"). As of their respective dates, the Lucent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Lucent SEC Documents, and none of the Lucent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Lucent SEC Document has been revised or superseded by a later filed Lucent SEC Document, none of the Lucent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Lucent included in the Lucent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the
     SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Lucent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, neither Lucent nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a material adverse effect on Lucent.

          (e) Information Supplied. None of the information supplied or to be supplied by Lucent specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
     (ii) the Ascend Proxy Statement will, at the date it is first mailed to Ascend's stockholders or at the time of the Ascend Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Lucent with respect to statements made or incorporated by reference therein based on information supplied by Ascend specifically for inclusion or incorporation by reference in the Form S-4.

          (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby and except as disclosed in the Lucent SEC Documents filed and publicly available prior to the date of this Agreement (the "Lucent Filed SEC Documents"), since September 30, 1998, Lucent and its subsidiaries have conducted their business only in the ordinary course, and there has not been (1) any material adverse change in Lucent, (2) except insofar as may have been or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Lucent materially affecting its assets, liabilities or business or (3) any tax election that individually or in the aggregate is reasonably likely to have a material adverse effect on Lucent or any of its tax attributes or any settlement or compromise of any material income tax liability.

          (g) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Lucent, threatened against or affecting Lucent or any of its subsidiaries that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Lucent nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Lucent or any of its subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a material adverse effect on Lucent; provided that, for purposes of this paragraph (g), any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a material adverse effect on Lucent if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, the Option Agreement or the transactions contemplated hereby or thereby.

          (h) Compliance with Applicable Laws. Lucent, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Lucent and its subsidiaries (the "Lucent Permits") except where the failure to have any such Lucent Permits individually or in the aggregate is not reasonably likely to have a material adverse effect on Lucent. Lucent and its subsidiaries are in compliance with the terms of the Lucent Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a material adverse effect on Lucent. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Lucent or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Lucent, threatened, other than, in each case, those the outcome of which individually or in the aggregate are not (i) reasonably likely to have a material adverse effect on Lucent or (ii) reasonably likely to impair the ability of Lucent to perform its obligations under this Agreement or the Option Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreement; provided that for purposes of this paragraph
     (h) any such action, demand, requirement or investigation or any such suit, action or proceeding arising after the date hereof shall not be deemed to have a material adverse effect on Lucent if and to the extent such action, demand, requirement or investigation or such suit, action or proceeding (or any relevant part thereof) is based on this Agreement, the Option Agreement or the transactions contemplated hereby or thereby.

          (i) Taxes. (i) Each of Lucent and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a material adverse effect on Lucent. Lucent and each of its subsidiaries has paid (or Lucent has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Lucent Filed SEC Documents reflect an adequate reserve for all taxes payable by Lucent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Lucent or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a material adverse effect on Lucent. The federal income tax returns of Lucent and each of its subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

          (iii) Neither Lucent nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (iv) Neither Lucent nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or
     (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (j) Voting Requirements. No vote of the holders of shares of Lucent Common Stock or any other class or series of capital stock of Lucent is necessary to approve and adopt this Agreement and the Option Agreement and the transactions contemplated hereby and thereby.

          (k) Accounting Matters. Neither Lucent nor any of its affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (l) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Lucent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of Lucent.

          (m) Opinion of Financial Advisor. Lucent has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to Lucent and, accordingly, to Lucent's stockholders from a financial point of view, a signed copy of which opinion has been or promptly will be delivered to Ascend.

          (n) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                 ARTICLE IV

                 Covenants Relating to Conduct of Business

          SECTION 4.01. Conduct of Business. (a) Conduct of Business by Ascend. Except as set forth in Section 4.01(a) of the Ascend Disclosure Schedule, as otherwise expressly contemplated by this Agreement or the Option Agreement or as consented to by Lucent, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Ascend shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions and subject to actions taken consistent with the Stratus Computer, Inc. divestiture plan referred to in clause (v) below), during the period from the date of this Agreement to the Effective Time, Ascend shall not, and shall not permit any of its subsidiaries to:

          (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of Ascend to its parent, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Ascend Common Stock pursuant to the exercise of Ascend Stock Options outstanding as of the date hereof in accordance with their present terms or (z) purchase, redeem or otherwise acquire any shares of capital stock of Ascend or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (w) the issuance of Ascend Stock Options granted consistent with past practice to new or promoted employees (other than executive officers) of Ascend representing in the aggregate not more than 3.8 million shares of Ascend Common Stock (provided that the vesting of such Ascend Stock Options shall not be accelerated as a result of the Merger), (x) the issuance of Ascend Common Stock upon the exercise of Ascend Stock Options outstanding as of the date hereof in accordance with their present terms, or upon the exercise of the Ascend Stock Options referred to in clause (w) in accordance with their terms, (y) the issuance of Ascend Common Stock pursuant to the Option Agreement or (z) subject to Section 5.06(e), the issuance of Ascend Common Stock in accordance with past practice pursuant to the terms of the 1994 Stock Purchase Plan as in effect on the date of this Agreement);

          (iii) amend Ascend's certificate of incorporation, by-laws or other comparable organizational documents;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any business or any person, other than (A) purchases of raw materials or supplies in the ordinary course of business consistent with past practice or
     (B) acquisitions for cash plus assumption of debt with a purchase price (together with the amount of assumed debt) not in excess of $100 million individually or $250 million in the aggregate, provided that Ascend shall have reasonably consulted with Lucent prior to entering into a definitive agreement with respect to any such acquisition and shall not consummate any acquisition that, to the knowledge of Ascend in its good faith judgment, will result in a significant overlap with Lucent's businesses;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of finished goods in the ordinary course of business consistent with past practice (provided that Ascend shall use reasonable efforts to consummate the previously announced plan to divest portions of Stratus Computer, Inc. and Stratus Computer Limited, as such plan has previously been described to Lucent);

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Ascend or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and except for intercompany indebtedness between Ascend and any of its subsidiaries or between such subsidiaries, or (y) make any loans, advances or capital contributions to, or investments in, any other person;

          (vii) make or agree to make any new capital expenditure or expenditures, or enter into any agreement or agreements providing for payments which, individually, are in excess of $5 million or, in the aggregate, are in excess of $25 million;

          (viii) make any tax election that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the tax liability of Ascend or settle or compromise any material income tax liability;

          (ix) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Ascend included in the Ascend Filed SEC Documents or incurred since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to which Ascend or any of its subsidiaries is a party;

          (x) except as required by law or contemplated hereby and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any Ascend Benefit Plan or any other agreement, plan or policy involving Ascend or its subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

          (xi) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Ascend or its subsidiaries, or as contemplated hereby or by the terms of any employment agreement in existence on the date hereof, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person; provided, however, that nothing contained herein shall prohibit Ascend from paying 1998 bonuses that have been earned under its incentive bonus plans in accordance with the terms of such plans as in effect on the date hereof consistent with past practice;

          (xii) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property Rights of Ascend and its subsidiaries other than in the ordinary course of business consistent with past practices or on a non-exclusive basis not materially different from past practices;

          (xiii) enter into or amend in any material respect any material OEM agreement or any agreements pursuant to which any person is granted exclusive marketing, manufacturing or other rights with respect to any Ascend product, process or technology;

          (xiv) take any action that would cause the representations and warranties set forth in Section 3.01(g) to no longer be true and correct; or

          (xv) authorize, or commit or agree to take, any of the foregoing actions.

          (b) Conduct of Business by Lucent. During the period from the date of this Agreement to the Effective Time, Lucent shall not make any acquisition of assets or businesses which, in its good faith judgment, would cause a material delay of the Merger.

          (c) Other Actions. Except as required by law, Ascend and Lucent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

          (d) Advice of Changes. Ascend and Lucent shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it (and, in the case of Lucent, made by Sub) contained in this Agreement or the Option Agreement becoming untrue or inaccurate in any respect where the failure of such representation to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on it, (ii) the failure by it (and, in the case of Lucent, by Sub) to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreement and (iii) any change or event having, or which is reasonably likely to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Option Agreement.

          SECTION 4.02. No Solicitation by Ascend. (a) Ascend shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the date of the Ascend Stockholders Meeting (the "Applicable Period"), the Board of Directors of Ascend determines in good faith, after consultation with outside counsel, that it is legally advisable to do so in order to comply with its fiduciary duties to Ascend's stockholders under applicable law, Ascend may, in response to a Superior Proposal (as defined in Section 4.02(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.02(a), and subject to providing prior written notice of its decision to take such action to Lucent (a "Section 4.02 Notice") and compliance with Section 4.02(c), (x) furnish information with respect to Ascend and its subsidiaries to any person making an Superior Proposal pursuant to a customary confidentiality agreement (as determined by Ascend after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Ascend and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Ascend or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Ascend or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Ascend or any of its subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of Ascend nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Lucent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause Ascend to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which was not solicited by Ascend and which did not otherwise result from a breach of Section 4.02(a), the Board of Directors of Ascend may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Ascend to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is during the Applicable Period and is after the fifth business day following Lucent's receipt of written notice advising Lucent that the Board of Directors of Ascend is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Ascend Common Stock then outstanding or all or substantially all the assets of Ascend and otherwise on terms which the Board of Directors of Ascend determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Ascend's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Ascend, is reasonably capable of being obtained by such third party.

          (c) In addition to the obligations of Ascend set forth in paragraphs (a) and (b) of this Section 4.02, Ascend shall immediately advise Lucent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. Ascend will keep Lucent informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

          (d) Nothing contained in this Section 4.02 shall prohibit Ascend from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Ascend's stockholders if, in the good faith judgment of the Board of Directors of Ascend, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Ascend nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                                 ARTICLE V

                           Additional Agreements

          SECTION 5.01. Preparation of the Form S-4 and the Ascend Proxy Statement; Ascend Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, Ascend shall prepare and file with the SEC the Ascend Proxy Statement and Lucent shall prepare and file with the SEC the Form S-4, in which the Ascend Proxy Statement will be included as a prospectus. Each of Ascend and Lucent shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Ascend will use all reasonable efforts to cause the Ascend Proxy Statement to be mailed to Ascend's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Lucent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Lucent Common Stock in the Merger and Ascend shall furnish all information concerning Ascend and the holders of Ascend Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by Lucent, or the Ascend Proxy Statement will be made by Ascend, without providing the other party the opportunity to review and comment thereon. Lucent will advise Ascend, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Lucent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Ascend will inform Lucent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Ascend Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Ascend or Lucent, or any of their respective affiliates, officers or directors, should be discovered by Ascend or Lucent which should be set forth in an amendment or supplement to any of the Form S-4 or the Ascend Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Ascend.

          (b) Ascend shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Ascend Stockholders Meeting") for the purpose of obtaining the Ascend Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 4.02(b), Ascend agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Ascend of any Takeover Proposal.

          SECTION 5.02. Letters of Ascend's Accountants. (a) Ascend shall use reasonable efforts to cause to be delivered to Lucent two letters from Ascend's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Lucent, in form and substance reasonably satisfactory to Lucent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) Ascend shall provide reasonable cooperation to each of Lucent's independent accountants and Ascend's independent accountants to enable them to issue the letters referred to in Section 6.01(f) and shall use reasonable efforts to cause them to do so.

          SECTION 5.03. Letters of Lucent's Accountants. (a) Lucent shall use reasonable efforts to cause to be delivered to Ascend two letters from Lucent's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Ascend, in form and substance reasonably satisfactory to Ascend and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) Lucent shall provide reasonable cooperation to each of Lucent's independent accountants and Ascend's independent accountants to enable them to issue the letters referred to in Section 6.01(f) and shall use reasonable efforts to cause them to do so.

          SECTION 5.04. Access to Information; Confidentiality. Subject to the Nondisclosure Agreement dated September 17, 1998, as amended as of December 10, 1998, between Lucent and Ascend (the "Confidentiality Agreement"), each of Lucent and Ascend shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Ascend and Lucent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party
(a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Lucent nor Ascend shall be required to provide access to or disclose information where such access or disclosure would contravene any law, rule, regulation, order or decree. No review pursuant to this
Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of Ascend and Lucent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

          SECTION 5.05. Commercially Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the transactions contemplated by this Agreement or the Option Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement.

          (b) In connection with and without limiting the foregoing, Ascend and Lucent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreement or any of the other transactions contemplated by this Agreement or the Option Agreement and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Option Agreement or any other transaction contemplated by this Agreement or the Option Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Option Agreement.

          SECTION 5.06. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of Ascend (or, if appropriate, any committee administering the Ascend Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding Ascend Stock Options granted under Ascend Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each Ascend Stock Option out standing immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Ascend Stock Option (as modified by the terms of an agreement (referred to in Section 3.01(k) of the

     Ascend Disclosure Schedule) in effect on the date hereof between Ascend and the holder of such Ascend Stock Option as disclosed to Lucent prior to the date hereof), the same number of shares of Lucent Common Stock (rounded down to the nearest whole share) as the holder of such Ascend Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Ascend Stock Option in full immediately prior to the Effective Time, at a price per share of Lucent Common Stock (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Ascend Common Stock otherwise purchasable pursuant to such Ascend Stock Option divided by (B) the aggregate number of shares of Lucent Common Stock deemed purchasable pursuant to such Ascend Stock Option (each, as so adjusted, an "Adjusted Option"); and

          (ii) make such other changes to the Ascend Stock Plans as Ascend and Lucent may agree are appropriate to give effect to the Merger, including as provided in Section 5.07.

          (b) As soon as practicable after the Effective Time, Lucent shall deliver to the holders of Ascend Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Ascend Stock Plans and the agreements evidencing the grants of such Ascend Stock Options and that such Ascend Stock Options and agreements shall be assumed by Lucent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

          (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Lucent, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Ascend Stock Plan.

          (d) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Ascend Stock Options or any agreement (referred to in Section 3.01(k) of the Ascend Disclosure Schedule) in effect on the date hereof between Ascend and a holder of Ascend Stock Options (as disclosed to Lucent prior to the date hereof), all restrictions or limitations on transfer and vesting with respect to Ascend Stock Options awarded under the Ascend Stock Plans or any other plan, program or arrangement of Ascend or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Lucent as set forth above.

          (e) Effective as of January 31, 1999, Ascend shall amend the 1994 Stock Purchase Plan to terminate all future offering periods.

          SECTION 5.07. Ascend Stock Plans. At the Effective Time, by virtue of the Merger, the Ascend Stock Plans shall be assumed by Lucent, with the result that all obligations of Ascend under the Ascend Stock Plans, including with respect to awards outstanding at the Effective Time under each Ascend Stock Plan, shall be obligations of Lucent following the Effective Time. Prior to the Effective Time, Lucent shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its stockholders at the next regularly scheduled annual meeting of Lucent following the Effective Time) for the assumption of the Ascend Stock Plans, including the reservation, issuance and listing of Lucent Common Stock in a number at least equal to the number of shares of Lucent Common Stock that will be subject to Adjusted Options. As soon as practicable following the Effective Time, Lucent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Lucent Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as Adjusted Options or any unsettled awards granted under the Ascend Stock Plans after the Effective Time remain outstanding.

          SECTION 5.08. Employee Benefit Plans; Existing Agreements. (a) On a date that shall be no later than the first anniversary of the Effective Time (the "Benefits Date"), Lucent shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of Ascend that are no less favorable in the aggregate than those made generally available to non- represented employees of Lucent who are hired by Lucent after December 31, 1998. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of Ascend) (the "Continuation Period"), Lucent shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of Ascend provided to employees of Ascend as of the date hereof; provided that during the Continuation Period, employees of Ascend shall be eligible for grants of stock options under Lucent's stock option plans to the same extent as similarly situated employees of Lucent. Notwithstanding the foregoing, for a period of no less than one year after the Effective Time, Lucent shall provide severance benefits to employees of Ascend that are no less favorable than those provided to such employees as of the date hereof.

          (b) With respect to each benefit plan, program practice, policy or arrangement maintained by Lucent in which employees of Ascend subsequently participate (the "Lucent Plans"), for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with Ascend (or predecessor employers to the extent Ascend provides past service credit) shall be treated as service with Lucent; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Lucent Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Ascend Benefit Plan. Ascend Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Lucent Plan.

          (c) As of the Effective Time, Lucent shall cause the appropriate subsidiaries of Lucent to assume and to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between Ascend or any of its subsidiaries and any director, officer or employee thereof. The provisions of this Section 5.08(c) are intended to be for the benefit of, and shall be enforceable by, each such director, officer or employee.

          (d) Ascend and Lucent hereby agree that Ascend or Lucent (as appropriate) shall take all such actions as are necessary to carry out the matters described in Section 5.08(d) of the Ascend Disclosure Schedule.

          SECTION 5.09. Indemnification, Exculpation and Insurance. (a) Lucent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Ascend and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Ascend, the existence of which does not constitute a breach of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Lucent shall cause the Surviving Corporation to honor all such rights.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Lucent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.09.

          (c) For six years after the Effective Time, Lucent shall maintain in effect Ascend's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by Ascend's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that Lucent may substitute therefor policies of Lucent or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided further, that if the existing or substituted directors' and officers' liability insurance expires, is terminated or canceled during such six-year period, Lucent will obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 200% of the aggregate premiums paid by Ascend in 1998 on an annualized basis for such purpose and that in no event shall Lucent be required to pay aggregate premiums for insurance under this Section 5.09(c) in excess of 200% of amount of aggregate premiums paid by Ascend in 1998 on an annualized basis for such purpose.

          (d) The provisions of this Section 5.09 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          SECTION 5.10. Fees and Expenses. (a) Except as provided in this
Section 5.10, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Lucent and Ascend shall bear and pay one-half of (1) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Ascend Proxy Statement (including SEC filing fees) and (2) the filing fees for the premerger notification and report forms under the HSR Act. Lucent shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of Ascend's real property (collectively, the "Real Estate Transfer Taxes") as a result of the Merger (other than any such taxes that are solely the obligations of a stockholder of Ascend, in which case Ascend shall pay any such taxes). Ascend shall coop erate with Lucent in the filing of such returns including, in the case of Ascend, supplying in a timely manner a complete list of all real property interests held by Ascend and any information with respect to such property that is reasonably necessary to complete such returns. The fair market value of any real property of Ascend subject to the Real Estate Transfer Taxes shall be as agreed to between Lucent and Ascend.

          (b) In the event that (1) a bona fide Takeover Proposal shall have been made directly to the stockholders of Ascend generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by either Lucent or Ascend pursuant to Section 7.01(b)(i) or (ii) or (2) this Agreement is terminated (x) by Ascend pursuant to Section 7.01(f) or (y) by Lucent pursuant to Section 7.01(d), then Ascend shall promptly, but in no event later than the date of such termination, pay Lucent a fee equal to $525 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Lucent pursuant to clause (1) of this paragraph (b) or pursuant to a termination by Lucent pursuant to Section 7.01(d) unless and until within 7 months of such termination Ascend or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any Takeover Proposal (for the purposes of the foregoing proviso the term "Takeover Proposal" shall have the meaning assigned to such term in Section
4.02 except that the references to "15%" in the definition of "Takeover Proposal" in Section 4.02(a) shall be deemed to be references to "50%" and "Takeover Proposal" shall only be deemed to refer to a transaction involving Ascend, or with respect to assets (including the shares of any subsidiary), Ascend and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. Notwithstanding the foregoing, if a Takeover Proposal shall have been made as described in clause (1) of this paragraph (b) and shall thereafter have been publicly unconditionally withdrawn by the maker thereof prior to the event giving rise to the termination of this Agreement referred to in clause (1) of this paragraph (b), no Termination Fee shall be payable by Ascend to Lucent unless Ascend or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any Takeover Proposal with the same maker or any of its affiliates within the period of time set forth in the proviso to the immediately preceding sentence. Ascend acknowledges that the agreements contained in this Section 5.10(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Lucent would not enter into this Agreement; accordingly, if Ascend fails promptly to pay the amount due pursuant to this Section 5.10(b), and, in order to obtain such payment, Lucent commences a suit which results in a judgment against Ascend for the fee set forth in this
Section 5.10(b), Ascend shall pay to Lucent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          SECTION 5.11. Public Announcements. Lucent and Ascend will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Option Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreement shall be in the form heretofore agreed to by the parties.

          SECTION 5.12. Affiliates. As soon as practicable after the date hereof, Ascend shall deliver to Lucent a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of Ascend, "affiliates" of Ascend for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Ascend shall use reasonable efforts to cause each such person to deliver to Lucent as of the Closing Date, a written agreement substantially in the form attached as Exhibit B hereto. Lucent shall use reasonable efforts to cause all persons who are "affiliates" of Lucent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit B hereto.

          SECTION 5.13. NYSE Listing. Lucent shall use reasonable efforts to cause the Lucent Common Stock issuable in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. Ascend shall use reasonable efforts to cause the shares of Ascend Common Stock to be issued pursuant to the Option Agreement to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

          SECTION 5.14. Stockholder Litigation. Ascend shall give Lucent the opportunity to participate in the defense of any stockholder litigation against Ascend and/or its directors relating to the transactions contemplated by this Agreement and the Option Agreement.

          SECTION 5.15. Tax Treatment. Each of Lucent and Ascend shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c), including the execution of the letters of representation referred to therein.

          SECTION 5.16. Pooling of Interests. Each of Ascend and Lucent shall use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, and the Option Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and Lucent's and Ascend's managements' conclusion that such accounting treatment is appropriate for the Merger to be concurred with by each of Ascend's and Lucent's auditors and by the SEC, respectively, and each of Ascend and Lucent agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.


                                 ARTICLE VI

                            Conditions Precedent

          SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Ascend Stockholder Approval. The Ascend Stockholder Approval shall have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a material adverse effect on Ascend or Lucent, as applicable; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) NYSE Listing. The shares of Lucent Common Stock issuable to Ascend's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) Pooling Letters. Each of Lucent and Ascend shall have received letters, dated as of the Closing Date, in each case addressed to Lucent and Ascend, from Ernst & Young LLP and
     PricewaterhouseCoopers LLP stating in substance that pooling of interests accounting is appropriate for the Merger under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

          SECTION 6.02. Conditions to Obligations of Lucent and Sub. The obligation of Lucent and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Ascend set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on Ascend.

          (b) Performance of Obligations of Ascend. Ascend shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Tax Opinions. Lucent shall have received from Cravath, Swaine & Moore, counsel to Lucent, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of Lucent, Sub and Ascend, in each case, in form and substance reasonably satisfactory to such tax counsel.

          SECTION 6.03. Conditions to Obligations of Ascend. The obligation of Ascend to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Lucent and Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on Lucent.

          (b) Performance of Obligations of Lucent and Sub. Lucent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Tax Opinions. Ascend shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Ascend, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of Ascend, Sub and Lucent, in each case, in form and substance reasonably satisfactory to such tax counsel.

          SECTION 6.04. Frustration of Closing Conditions. Neither Lucent, Sub nor Ascend may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreement, as required by and subject to Section 5.05.

                                ARTICLE VII

                     Termination, Amendment and Waiver

          SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Ascend Stockholder Approval:

          (a) by mutual written consent of Lucent, Sub and Ascend;

          (b) by either Lucent or Ascend:

               (i) if the Merger shall not have been consummated by September 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

               (ii) if the Ascend Stockholder Approval shall not have been obtained at a Ascend Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

               (iii) if any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iii) shall have used reasonable efforts to prevent the entry of and to remove such Restraint;

          (c) by Lucent, if Ascend shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being cured by Ascend within thirty calendar days;

          (d) by Lucent, if Ascend or any of its directors or officers shall participate in discussions or negotiations in breach (other than an immaterial breach) of Section 4.02;

          (e) by Ascend, if Lucent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) is incapable of being cured by Lucent within thirty calendar days; or

          (f) by Ascend in accordance with Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, Ascend shall have complied with all provisions of Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.10.

          SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either Ascend or Lucent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Lucent or Ascend, other than the provisions of Section 3.01(p), Section 3.02(l), the last sentence of
Section 5.04, Section 5.10, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Ascend Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Ascend or the approval of the stockholders of Lucent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement.

Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require, in the case of Lucent or Ascend, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.


                                ARTICLE VIII

                             General Provisions

          SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Lucent or Sub, to

              Lucent Technologies Inc.
              600 Mountain Avenue
              Room 6A 311
              Murray Hill, NJ 07974

              Telecopy No.:  Separately supplied

              Attention:  Pamela F. Craven
                          Vice President-Law
              with a copy to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, NY 10019

              Telecopy No.:  Separately supplied

              Attention:  Robert A. Kindler
                          Robert I. Townsend, III; and

          (b) if to Ascend, to

              Ascend Communications, Inc.
              One Ascend Plaza
              1701 Harbor Bay Parkway
              Alameda, CA 94502

              Telecopy No.:  Separately supplied

              Attention:  Frances M. Jewels
                          Vice President and General Counsel

              with a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              One Beacon Street
              Boston, MA 02108

              Telecopy No.:  Separately supplied

              Attention:  Margaret A. Brown

          SECTION 8.03. Definitions. For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with Ascend or Lucent, any change, effect, event, occurrence or state of facts that is, or is reasonably likely to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than any change, effect, event, occurrence, state of facts or development (i) relating to the economy in general, (ii) relating to the industries in which such party operates in general, (iii) arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby (including loss of personnel, customers or suppliers or the delay or cancelation of orders for products) or (iv) in the case of Ascend, litigation brought or threatened against Ascend or any member of its Board of Directors in respect of this Agreement; provided that the following in and of itself shall not be deemed to constitute a material adverse change or material adverse effect: with respect to Lucent, a failure by Lucent to meet the revenue or earnings predictions of equity analysis as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, or, in the case of Ascend, a failure by Ascend to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement (however, this proviso shall not exclude any underlying change, effect, event, occurrence, state of facts or developments which resulted in such failure to meet such estimates, predictions or expectations);

          (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

          (e) "knowledge" of any person which is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case obtained in the conduct of their duties in the ordinary course without special inquiry; and

          (f) "business day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York.

          SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

          SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Option Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and

(b) except for the provisions of Article II, Section 5.06, Section 5.08(c), paragraph 2 of Section 5.08(d) of the Ascend Disclosure Schedule and
Section 5.09, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

          SECTION 8.10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, Lucent, Sub and Ascend have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              LUCENT TECHNOLOGIES INC.,

                                by
                                  /s/    Richard A. McGinn
                                  -------------------------------
                                  Name:  Richard A. McGinn
                                  Title: Chief Executive Officer


                              DASHER MERGER INC.,

                                by
                                  /s/    Pamela F. Craven
                                  -------------------------------
                                  Name:  Pamela F. Craven
                                  Title: Vice President and
                                           Secretary


                              ASCEND COMMUNICATIONS, INC.,

                                by
                                  /s/    Mory Ejabat
                                  -------------------------------
                                  Name:  Mory Ejabat
                                  Title: President and Chief
                                           Executive Officer

                                                                    ANNEX I
                                                    TO THE MERGER AGREEMENT









                           Index of Defined Terms


Term                              Page    Term                           Page

Acquisition Agreement.......       38     Intellectual Property
Adjusted Option.............       44       Rights....................    23
affiliate...................       57     knowledge...................    58
Agreement...................        1     Liens.......................    10
Applicable Period...........       37     Lucent......................     1
Ascend......................        1     Lucent Authorized Preferred
Ascend Authorized Preferred                 Stock.....................    25
  Stock.....................       10     Lucent Common Stock.........     4
Ascend Benefit Plans........       18     Lucent Disclosure Schedule..    25
Ascend Common Stock.........        1     Lucent Filed SEC Documents..    29
Ascend Disclosure Schedule..        9     Lucent Junior Preferred
Ascend Filed SEC Documents..       16       Stock.....................    25
Ascend Permits..............       17     Lucent Permits..............    30
Ascend Proxy Statement......       13     Lucent Plans................    46
Ascend SEC Documents........       14     Lucent Rights...............    26
Ascend Stock Options........       11     Lucent Rights Agreement.....    26
Ascend Stock Plans..........       11     Lucent Stock Plans..........    25
Ascend Stockholder Approval.       22     material adverse change.....    57
Ascend Stockholders Meeting.       41     material adverse effect.....    57
Benefits Date...............       45     Merger......................     1
business day................       59     Merger Consideration........     4
Certificate of Merger.......        2     Nasdaq......................    14
Certificates................        5     NYSE........................     7
Closing.....................        2     Option Agreement............     1
Closing Date................        2     Parachute Gross-Up Payment..    20
Code........................        1     person......................    58
Common Shares Trust.........        7     Real Estate Transfer Taxes..    48
Confidentiality Agreement...       42     Restraints..................    51
Continuation Period.........       45     SARs........................    11
control.....................       57     SEC.........................    10
DGCL........................        2     Section 4.02 Notice.........    38
Effective Time..............        2     Securities Act..............    14
ERISA.......................       18     Sub.........................     1
Excess Shares...............        7     subsidiary..................    58
Exchange Act................       13     Superior Proposal...........    39
Exchange Agent..............        4     Surviving Corporation.......     2
Exchange Fund...............        4     Takeover Proposal...........    38
Exchange Ratio..............        3     taxes.......................    21
Form S-4....................       15     Termination Fee.............    48
Governmental Entity.........       13
HSR Act.....................       13

                                 EXHIBIT A
                          TO THE MERGER AGREEMENT




           Certificate of Incorporation of Surviving Corporation

                                  RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                        ASCEND COMMUNICATIONS, INC.


     FIRST: The name of the corporation (hereinafter called the "corporation") is Ascend Communications, Inc.

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand, with a par value of $.01 per share. All such shares are of one class and are shares of Common Stock.

     FIFTH: The corporation is to have perpetual existence.

     SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss.109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of ss.141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ss.242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     NINTH: The corporation shall, to the fullest extent permitted by the provisions of ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

                                                                  EXHIBIT B
                                                    TO THE MERGER AGREEMENT









                          Form of Affiliate Letter


Dear Sirs:

     The undersigned, a holder of shares of common stock, par value $.001 per share ("Ascend Common Stock"), of Ascend Communications, Inc., a Delaware corporation ("Ascend"), is entitled to receive in connection with the merger (the "Merger") of a subsidiary of Lucent Technologies Inc., a Delaware corporation ("Lucent"), with and into Ascend, securities of Lucent, as the parent of the surviving corporation in the Merger (the "Parent Securities"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Ascend within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of Ascend for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

     If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Ascend Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Lucent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Securities by the undersigned.

     The undersigned hereby represents to and covenants with Lucent that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for shares of Ascend Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to Lucent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act; provided, however, that in any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel of Lucent, such transaction would not have, directly or indirectly, any adverse consequences for Lucent with respect to the treatment of the Merger for tax purposes.

     The undersigned hereby further represents to and covenants with Lucent that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise disposed of any shares of Ascend Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Parent Securities received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post- Merger combined operations of Ascend and Lucent have been published by Lucent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

     In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Lucent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Lucent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Lucent shall cause the transfer agent to effectuate the transfer of the Parent Securities sold as indicated in such letter.

     Lucent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Securities by the undersigned under Rule 145 in accordance with the terms thereof.

     The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Lucent from independent counsel reasonably satisfactory to Lucent to the effect that such legends are no longer required for purposes of the Securities Act.

     There will be placed on the certificates for Parent Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Lucent Technologies Inc. shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Lucent of this letter is an inducement to Lucent's obligations to consummate the Merger.


                              Very truly yours,



Dated:

                                                                    ANNEX I
                                                               TO EXHIBIT B









[Name]                                                               [Date]


     On                            , the undersigned sold the securities
of Lucent Technologies Inc., a Delaware corporation ("Lucent"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of a subsidiary of Lucent with and into Ascend Communications, Inc., a Delaware corporation.

     Based upon the most recent report or statement filed by Lucent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph
(e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                 Very truly yours,





         [Space to be provided for description of the Securities.]